================================================================================

                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              THE ACKERLEY GROUP
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

                    [THE ACKERLEY GROUP LOGO APPEARS HERE]

                              The Ackerley Group
                     ------------------------------------
                  Outstanding Media & Entertainment Companies

                                 April 8, 1999

TO OUR SHAREHOLDERS:

  You are cordially invited to attend the Annual Meeting of Shareholders of The Ackerley Group, Inc. (the "Company"), which will be held at 9:00 a.m., Pacific Daylight Savings Time on Tuesday, May 11, 1999, at The Rainier Club, 820 Fourth Avenue, Seattle, Washington 98104-1653. For your use in preparation for the Annual Shareholders Meeting, we have enclosed a Notice of Annual Meeting, a Proxy Statement, a proxy form and a copy of our Annual Report on Form 10-K.

  At the Annual Meeting, you will be asked to elect directors for the following 12 months and to approve an increase in the number of shares available for issuance under the Company's Employees Stock Option Plan. If you do not plan to attend this meeting, we request that you return the enclosed proxy as soon as possible. We have provided a return envelope for your convenience. If you attend the meeting, you may vote in person.

                                          Sincerely,

                                          /s/ Denis M. Curley

                                          Denis M. Curley
                                          Co-President and Chief Financial
                                          Officer,
                                          Treasurer and Secretary

                    [THE ACKERLEY GROUP LOGO APPEARS HERE]

                              The Ackerley Group
                     ------------------------------------
                  Outstanding Media & Entertainment Companies

                     Notice of Annual Shareholders Meeting

  The Annual Meeting of Shareholders of The Ackerley Group, Inc. will be held at The Rainier Club, 820 Fourth Avenue, Seattle, Washington 98104-1653, on Tuesday, May 11, 1999 at 9:00 a.m., Pacific Daylight Savings Time, for the purpose of considering and voting upon the following matters:

  1. Election of Directors. Electing a Board of Directors to hold office until the next Annual Shareholders Meeting and until their successors have been elected and qualified.

  2. Amend Employees Stock Option Plan. Approving an amendment to the Company's Third Amended and Restated Stock Option Plan to increase the number of shares reserved for issuance under the Plan.

  3. Other business that may properly be brought before the meeting or any adjournment of the Meeting.

  Shareholders of record of Common Stock and Class B Common Stock at the close of business on March 25, 1999 are entitled to notice of and to vote at the Annual Shareholders Meeting. We will prepare a complete list of shareholders entitled to vote at the Annual Shareholders Meeting, which you can examine either at our headquarters, located at 1301 Fifth Avenue, Suite 4000, Seattle, Washington 98101, or at the meeting. The list will be available at our headquarters beginning ten days before the meeting.

                                          By Order of the Board of Directors

                                          /s/ Denis M. Curley

                                          Denis M. Curley
                                          Co-President and Chief Financial
                                          Officer,
                                          Treasurer and Secretary


                            YOUR VOTE IS IMPORTANT

  We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Shareholders Meeting in person. If you do attend the Annual Shareholders Meeting, you may then withdraw your proxy. Any person giving a proxy may revoke it prior to its exercise.

                    [THE ACKERLEY GROUP LOGO APPEARS HERE]

                              The Ackerley Group
                     ------------------------------------
                  Outstanding Media & Entertainment Companies

                                Proxy Statement

  This Proxy Statement and the accompanying proxy are being first sent or given to our shareholders on or about April 8, 1999, for use in connection with the Annual Meeting of Shareholders of The Ackerley Group, Inc. to be held on Tuesday, May 11, 1999 at 9:00 a.m., Pacific Daylight Savings Time.

Voting Shares

  The record date for the Annual Shareholders Meeting is March 25, 1999. Thus, only persons who owned shares of our voting common stock, par value $.01 per share (including Common Stock and Class B Common Stock), of record at the close of business on March 25, 1999 will be entitled (i) to notice of the Annual Shareholders Meeting, and (ii) to vote at the Annual Shareholders Meeting.

  At the close of business on March 25, 1999, there were 20,577,268 shares of Common Stock and 11,051,230 shares of Class B Common Stock issued and outstanding. Holders of shares of our Common Stock are entitled to one (1) vote per share; holders of shares of our Class B Common Stock are entitled to ten (10) votes per share.

  Shareholders are not entitled to cumulate their votes in the election of directors. This means that shareholders cannot cumulate all of their votes for one director nominee and not vote in the elections of other nominees.

Solicitation of Proxies

  The enclosed proxy is solicited by and on behalf of our Board of Directors. We will bear the cost of solicitation, including costs for printing and distributing this Proxy Statement and the enclosed proxy. In addition to our distribution of this Proxy Statement and other materials via the mails, solicitation may be made, without additional compensation, by our directors, officers and regular employees by telephone, telegraph and personal interview.

  Some shares of our Common Stock are held by brokers, nominees and others on behalf of other persons and entities. Such brokers, nominees and similar record holders will incur expenses in forwarding this Proxy Statement and related materials to beneficial owners. We will reimburse such parties for those expenses, so long as those expenses are reasonable.

Appointment of Proxies

  You can appoint a proxy by completing and returning the proxy form included with this Proxy Statement. Your proxy, if returned to us, will be voted in the following manners:

  . If you direct that your shares be voted in any particular manner - either "FOR" or "AGAINST" the matters being submitted to our shareholders - your shares will be voted as you direct.

  . If you do not direct that your shares be voted in any particular manner, you will effectively grant discretionary authority to the persons named in the proxy to vote your shares as they see fit. Such persons will vote your shares as follows:

    . With regard to the election of our Board of Directors, the persons named in the proxy intend to vote your shares "FOR" the election of the nominated directors.

    . With regard to the amendment to the Company's Third Amended and Restated Employees Stock Option Plan, the persons named in the proxy intend to vote your shares "FOR" the proposed amendment.

    . With regard to any other matters proposed by one or more of our shareholders that we did not receive notice of on or before February 13, 1999, the persons named in the proxy intend to vote your shares as recommended by our management. As of the date of this Proxy Statement, however, we have not received any shareholder proposals for matters to be considered at the Annual Shareholders Meeting.

Revocation of Proxies

  You can revoke your proxy at any time before it is exercised at the Annual Shareholders Meeting. In order to revoke your proxy, you must deliver written notice to the Company's Secretary or Assistant Secretary before the proxy is voted on any matter at the Annual Shareholders Meeting.

Annual Report

  Along with this Proxy Statement, we are delivering to you our Annual Report for the fiscal year ended December 31, 1998.

                                   ********

                            Business of the Meeting

  We are submitting the following matters to you for approval at the Annual Shareholders Meeting:

                        Item 1 - Election of Directors

  At the Annual Shareholders Meeting, we will ask you to elect a Board of Directors to serve until our next Annual Shareholders Meeting in 2000, and until their successors are elected and qualified.

Board of Directors

  Our Board of Directors cannot consist of less than one (1) director and cannot consist of more than eight (8) directors. Our Certificate of Incorporation provides that the presently-sitting Board may change the number of directors from time to time. Once elected, Board members serve terms of one (1) year, and until their successors are elected and qualified.

Nominees

  The Board of Directors has fixed the number of directors to be elected at this Annual Shareholders Meeting at five (5), and has nominated the following persons for election as directors, all of whom are the current members of the Board of Directors:

                              Company
                              Director   Principal Occupation and Professional
 Nominee                  Age  Since                  Experience
 -------                  --- --------   -------------------------------------
 Barry A. Ackerley.......  64   1975   Mr. Ackerley is our founder. He
                                       currently serves as Chairman and Chief
                                       Executive Officer of The Ackerley Group,
                                       Inc.

 Gail A. Ackerley........  61   1995   Ms. Ackerley is the Co-Chairman and Co-
                                       President of The Ackerley Group, Inc.
                                       She also serves as Chairman of Ackerley
                                       Corporate Giving, supervising our
                                       charitable activities.

 Deborah L. Bevier.......  47   1998   Ms. Bevier is the Chief Executive
                                       Officer and President of Laird Norton
                                       Trust Company, a personal investment and
                                       trust services company. She also serves
                                       as a member of the Board of Directors of
                                       Laird Norton Trust Company and the Laird
                                       Norton Financial Group.

 M. Ian G. Gilchrist.....  49   1995   Mr. Gilchrist is a Managing Director of
                                       Salomon Smith Barney, an investment
                                       banking firm. Prior to joining that
                                       company in May 1995, Mr. Gilchrist was a
                                       Managing Director of CS First Boston
                                       Corporation.

 Michel C. Thielen.......  64   1979   Mr. Thielen is Chairman and President of
                                       Thielen & Associates, an advertising
                                       agency. He is also President with
                                       Executive Wings, Inc., an airport
                                       operations company.

  Barry A. Ackerley and Gail A. Ackerley are husband and wife. Additional information regarding transactions involving our operations and the Ackerley family is set forth under "Management Information - Certain Relationships and Transactions" below.

  Additional information concerning the director nominees and related matters such as our executive officers, compensation and stock ownership, is discussed under "Management Information" below.

Voting

  Directors are elected separately for the five Board positions. In order to be elected as a director at the Annual Shareholders Meeting, a nominee must receive a plurality of the votes present at the meeting.

  If you abstain from voting, either in person or by proxy at the Annual Shareholders Meeting, you will effectively vote "AGAINST" a nominee, because your votes cannot be deemed voted "FOR" a nominee.

  In addition, "broker non-votes" will have no effect because they are not considered "shares present" for voting purposes. Proxies cannot be voted for more than five persons.

Withdrawal of Nominees

  Prior to his or her election, a nominee may decide to withdraw his or her nomination, or may become unable to serve as a director for other reasons. If that occurs, the shares represented by your proxy will be voted "FOR" a nominee designated by our Board of Directors to replace the withdrawing nominee. Our Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve.


       The Board of Directors recommends that you vote FOR the nominees for the Board of Directors listed above.


         Item 2 - Approval of Amendment to Employees Stock Option Plan

  On February 24, 1999, our Board of Directors adopted, subject to shareholder approval, an amendment to the Third Amended and Restated Employees Stock Option Plan to increase the number of shares of Common Stock authorized for issuance upon exercise of options granted under the plan from 1,000,000 shares to 1,500,000 shares.

  The Board deems it appropriate and advisable to amend the plan to increase the number of shares of Common Stock available for issuance upon exercise of options granted under the plan to ensure sufficient shares are available for future grant to our employees.

  For a summary of the material features of the plan, see "Management Information - Employees Stock Option Plan" below.

Voting

  The affirmative vote of a majority of the votes present in person or by proxy at the meeting will be required to approve the amendment.

  If you abstain from voting, either in person or by proxy at the Annual Shareholders Meeting, you will effectively vote "AGAINST" a nominee, because your votes cannot be deemed voted "FOR" a nominee.

  In addition, "broker non-votes" will have no effect because they are not considered "shares present" for voting purposes.


 The Board of Directors recommends that you vote FOR approval of the amendment to the Employees Stock Option Plan described above.

                            Item 3 - Other Matters

  Our Board of Directors knows of no other matters to be brought before this Annual Shareholders Meeting. Because we have not received notice of any shareholder proposals by the February 13, 1999 deadline, the persons named in the proxy intend to vote the proxy in accordance with our management's recommendations on all matters (other than the election of directors) that may properly come before the meeting.

                                   ********

                            Management Information

  The following sections set forth information that you may find useful in making your voting decision. For additional information regarding our business and operations, please refer to our Annual Report, which accompanies this Proxy Statement.

                              Board of Directors

Directors Information

  Biographical and professional information regarding our current directors and the director nominees is set forth under "Item 1 - Election of Directors" above. Item 1 omits information regarding Richard P. Cooley, who resigned as a director on November 1, 1998.

Meetings

  Our Board of Directors met one (1) time during 1998. All of the directors who were then serving attended that meeting.

  In addition to taking actions at meetings, our Board of Directors is authorized, pursuant to the Delaware General Corporation Law, to take action without meetings by executing unanimous written consents. Most of the corporate actions approved by our Board of Directors during 1998 were taken by unanimous written consents in lieu of full meetings.

Audit Committee

  Our Board of Directors established an Audit Committee on September 13, 1995, comprised of Richard P. Cooley, M. Ian G. Gilchrist and Michel C. Thielen. Mr. Cooley retired as a director on November 1, 1998. Upon her election as a director, filling the vacancy created by the resignation of Mr. Cooley, Deborah L. Bevier also replaced Mr. Cooley as a member of the Audit Committee. The Audit Committee reviews, with the auditors, the scope of the audit and the financial statements. The Committee also is responsible for recommending to the Board a firm of independent auditors to act as our independent auditors. The Audit Committee met one (1) time during 1998.

Other Committees

  Our Board of Directors has not designated either a compensation committee or a nomination committee. Thus, all compensation matters and nominations for our Board of Directors are considered by our Board of Directors as a whole.

Directors' Fees

  Those directors who we do not employ as officers receive a quarterly fee of $5,000. In addition, we reimburse each nonemployee director up to $1,500 per quarter for his or her out-of-pocket expenses in connection with attendance at meetings of the Board of Directors. Nonemployee directors are eligible to receive their directors' fees in the form of shares of our Common Stock, as discussed under "Nonemployee Directors Equity Compensation Plan" below.

  Additional information regarding our directors' and director nominees' stock ownership, compensation and related matters is set forth under "Share Ownership" and "Executive Compensation" below.

Nonemployee-Directors' Equity Compensation Plan

  Our Nonemployee-Directors' Equity Compensation Plan was approved by our Board of Directors in 1995 and by our shareholders in 1996. Directors who do not also serve as employees are eligible to participate in the plan. The plan's purpose is to allow nonemployee directors to elect to receive directors' fees in the form of shares of our Common Stock instead of in cash. There are a total of 100,000 shares of Common Stock authorized and reserved for issuance under the plan.

  Nonemployee directors who want to receive their directors' fees in shares of Common Stock must submit a written election to us before their quarterly directors' fees become due and payable. We issue a number of shares to each nonemployee director as calculated against the closing price on the last trading day of the quarter, as quoted on the New York Stock Exchange. Thus, a nonemployee director receives the number of shares that he could have purchased for $5,000 on the open market as of closing on the last trading day of the quarter.

  As of December 31, 1998, Richard P. Cooley, M. Ian G. Gilchrist, and Michel
C. Thielen each received a total of 3,687 shares of Common Stock, including 1,034 shares during 1998, in lieu of cash compensation for directors fees. Deborah L. Bevier was elected as a director on December 1, 1998, and had not, as of December 31, 1998, received any shares of Common Stock in lieu of cash compensation for directors fees. Detailed information concerning our directors' stock ownership is included under "Share Ownership" below.

                              Executive Officers

Biographical and Professional Information

  Biographical and professional information regarding our executive officers is set forth in the share ownership table under "Share Ownership" below.

Compensation

  All of our executive officers receive compensation for their services. The Securities and Exchange Commission requires us to disclose compensation information concerning those executive officers who received aggregate cash compensation in excess of $100,000 during the last fiscal year ("Named Executives").

  The following table sets forth that information, which covers compensation paid or accrued during the fiscal years ended December 31, 1998, 1997 and 1996.

                          Summary Compensation Table

                                                                        Long Term
                                                                      Compensation
                                                                   -------------------      All Other
                                       Annual Compensation           Awards    Payouts    Compensation
                                   ------------------------------- ----------- ------- -------------------
                                                      Other Annual Securities   LTIP   Savings and
                                   Salary   Bonus     Compensation Underlying  Payouts Retirement   Other
Name and Principal Position   Year   ($)     ($)         ($)(1)    Options (#)   ($)   Plan ($)(2) ($)(3)
---------------------------   ---- ------  -------    ------------ ----------- ------- ----------- -------
Barry A. Ackerley..........   1998 750,000 311,250        N/A           -0-      -0-      6,400    139,273
 Chairman and                 1997 500,016 200,000        N/A           -0-      -0-      6,400     13,182
 Chief Executive Officer      1996 500,016 200,000        N/A           -0-      -0-      6,000      6,318

Gail A. Ackerley...........   1998 300,000  93,375        N/A           -0-      -0-        -0-      6,318
 Co-Chairman and              1997 200,000  30,000        N/A           -0-      -0-        -0-      4,050
 Co-President (4)             1996     N/A     N/A        N/A           -0-      -0-        N/A        N/A

Denis M. Curley............   1998 300,000  93,375        N/A           -0-      -0-      6,400      2,592
 Co-President and             1997 259,992 386,089(5)     N/A           -0-      -0-      6,400      2,484
 Chief Financial Officer,     1996 200,000  23,600        N/A        30,000      -0-      4,863      1,566
 Treasurer and Secretary

Christopher H. Ackerley....   1998 100,000  10,375        N/A           -0-      -0-        -0-         96
 Executive Vice President,    1997  58,343   4,784        N/A           -0-      -0-        -0-         33
 Operations and               1996  55,556     985        N/A           -0-      -0-        -0-         24
 Development (6)

Keith W. Ritzmann..........   1998 125,000  19,453        N/A           -0-      -0-      5,000      1,131
 Senior Vice President and    1997 115,440  94,200(5)     N/A           -0-      -0-      4,618      1,031
 Chief Information Officer,   1996 111,000  10,268        N/A         5,000      -0-      4,440        577
 Controller and Assistant
 Secretary

William N. Ackerley........   1998 100,000  45,000        N/A           -0-      -0-      5,625    200,000(8)
 formerly Co-President and    1997 300,000 298,716        N/A           -0-      -0-      6,400        594
 Chief Operating Officer      1996 216,010  25,489        N/A           -0-      -0-      6,400        594
 of the Company (7)

--------
(1) None of the Named Executives received perquisites or other personal benefits, in any of the years shown, in an aggregate amount equal to or exceeding the lesser of (i) $50,000 or (ii) 10% of the executive's total annual salary and bonus for each year.
(2) The amounts appearing in this column are our contributions and credits on behalf of each Named Executive under our Savings and Retirement Plan.
(3) Includes value of life insurance in excess of $50,000 for each of the Named Executives and imputed interest of $133,218 on indebtedness to us incurred by Barry Ackerley for the years 1997 and 1995.
(4) Ms. Ackerley was elected Co-President on November 3, 1997.
(5) Includes bonuses to Messrs. Curley and Ritzmann in the amounts of $338,287 and $84,572, respectively, which were declared in 1997 for payment in March 1998.
(6) Christopher H. Ackerley was elected Vice President for Marketing and Development on May 1, 1998, and was elected Executive Vice President, Operations and Development on December 28, 1998.
(7) William N. Ackerley resigned from the Company effective May 1, 1998.
(8) Reflects monthly payments under a severance agreement effective May 1, 1998. See "Certain Relationships and Related Transactions - Family Relationships" below.

Option Grants in Last Fiscal Year

  Pursuant to our Stock Option Plan, we have, from time to time, granted options to acquire shares of our Common Stock to some of the Named Executives. No options were granted to any of the Named Executives during 1998.

Option Exercises in Last Fiscal Year

  This table includes the number of shares covered by both exercisable and non-exercisable stock options held by each of the Named Executives as of December 31, 1998. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                                                              Value
                                                                       No. of Shares     of Unexercised
                                                                        Underlying        In-the-Money
                                                                    Unexercised Options Options at Fiscal
                                                                    at Fiscal Year-End      Year-End
                                       Shares Acquired    Value        exercisable/       exercisable/
Name                                     on Exercise   Realized ($)  unexercisable (#)  unexercisable ($)
----                                   --------------- ------------ ------------------- -----------------
Barry A. Ackerley....................        N/A           N/A              N/A                N/A

Gail A. Ackerley.....................        N/A           N/A              N/A                N/A

Denis M. Curley......................        -0-           -0-          -0-/30,000         -0-/402,450

Christopher H. Ackerley (1)..........        N/A           N/A              N/A                N/A

Keith W. Ritzmann....................        -0-           -0-           -0-/5,000         -0-/53,125

William N. Ackerley (2)..............        -0-           -0-          -0-/20,000         -0-/212,500

--------
(1) Christopher H. Ackerley was elected Vice President for Marketing and Operations on May 1, 1998. He was elected Executive Vice President, Operations and Development on December 28, 1998.
(2) William N. Ackerley resigned from the Company effective May 1, 1998.

Repricing, Replacement or Cancellation and Regrant of Options

  We did not adjust or amend the exercise price of stock options previously awarded to any of our Named Executives at any time during 1998.

Long Term Incentive Plans

  We did not grant any long-term incentive compensation to any of our Named Executives during 1998.

Board of Directors Interlocks and Insider Participation

  As noted above, our Board of Directors has no separate compensation committee. Thus, the Board as a whole determines the compensation to be paid to our executive officers as well as the options to be granted to any executive officer at any time. Barry A. Ackerley, our Chief Executive Officer, and his wife, Gail A. Ackerley, one of our Co-Presidents, served on the Board of Directors during the past fiscal year.

Board Report of Executive Compensation

  In determining the compensation paid to our executive officers in 1998, the Board employed compensation policies designed to align the compensation with our overall business strategy, values, and management initiatives. These policies are intended to reward executives for enhancing the long-term value of our assets, to support a performance-oriented environment that rewards achievement of internal goals and recognizes our performance compared to performance levels of companies in its industries, and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of our operations. The Board believes that by striving to best obtain these goals the executive officers should enhance shareholder value for the long-term.

  The key components of executive officer compensation are (i) salary, which is based on factors such as the individual officer's level of responsibility and comparisons to similar positions in our subsidiaries and comparable media and advertising companies; (ii) cash bonus awards, which are based on individual performance and the performance of our operations, measured primarily in terms of increases in our Operating Cash Flow and accomplishment of our strategic goals; and (iii) stock option awards which are intended to increase the motivation for an interest in our long-term success as measured by our share price.

  The Board based the 1998 compensation of the executive officers on the policies described above. The executives' salaries in 1998 were based on a variety of factors including the salaries of the executive officers of comparable media advertising companies. Cash bonuses were paid to executive officers at year-end, primarily in recognition of our progress during the year in pursuing our overall strategic goals, the sale of our airport advertising operations, and acquisitions in both our out-of-home and television broadcasting segments. Individual performance was also taken into account.

  The Board based the 1998 compensation of the Chief Executive Officer on the policies described above. While the Chief Executive Officer's salary in 1998 increased to $750,000, it is believed to be in the lower range of salaries of the chief executive officers of comparable media advertising companies. The cash bonus which was paid to the Chief Executive Officer for 1998 was primarily in recognition of our substantial progress, as determined by the Board of Directors, during the year toward pursuing our overall strategic goals, the sale of our airport advertising operations, and acquisitions in our out-of-home and television broadcasting segments.

    Barry A. Ackerley, Director        M. Ian G. Gilchrist, Director
    Gail A. Ackerley, Director         Michel C. Thielen, Director
    Deborah L. Bevier, Director

                  Shareholder Return Performance Presentation

  The Securities and Exchange Commission requires us to include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index or other broad market index performance and either a nationally recognized industry standard or an index of peer companies that we select. We have selected the S&P 500 Stock Index and the mutual fund, Fidelity Select Multimedia Portfolio, as an index of peer companies.

  The following chart compares total cumulative shareholder return for $100 invested in the Company's Common Stock on December 31, 1993 with the cumulative total return of the S&P 500 Stock Index and Fidelity Select Multimedia Portfolio for the five most recently completed fiscal years.

                Comparison Of Five Year Cumulative Total Return
               Among The Ackerley Group, Inc., S&P 500 Index and
                     Fidelity Select Multimedia Portfolio


                       [PERFORMANCE GRAPH APPEARS HERE]


                                                  Base 1994 1995 1996 1997 1998
                                                  ---- ---- ---- ---- ---- ----
   The Ackerley Group, Inc....................... $100 $126 $284 $437 $630 $679
   S&P 500 Index................................. $100 $105 $141 $170 $223 $282
   Fidelity Select Multimedia.................... $100 $104 $139 $141 $184 $250

                                Share Ownership

Directors, Executive Officers and Principal Shareholders

  All of our directors and executive officers own shares of our Common Stock; some of our directors and executive officers also own shares of our Class B Common Stock. Barry A. Ackerley and Gail A. Ackerley together beneficially own in excess of five percent (5%) of the outstanding shares of our Common Stock and Class B Common Stock. In addition, there is one (1) other shareholder, Gabelli Funds, Inc., which owns in excess of five percent (5%) of the outstanding shares of our Common Stock.

  The following table sets forth information regarding the share ownership of our nominees for director, current directors, executive officers and principal shareholders, as well as information for our directors and executive officers as a group. The information in the following table is current as of March 15, 1999.

                                    Shares of the Company's Common Stock and
                                            Class B Common Stock and
                                     Percent of Class Beneficially Owned (1)
                                    ---------------------------------------------
Name, Age and Principal Occupation                           Class B
During Past Five Years              Common Stock   Percent Common Stock   Percent
----------------------------------  ------------   ------- ------------   -------
Barry A. Ackerley, 64.............   9,894,043(2)   48.1%   10,954,699(2)  99.1%
 Chairman and Chief Executive
 Officer of the Company;
 Company Director since 1975

Gail A. Ackerley, 61..............   9,894,043(3)   48.1%   10,954,699(3)  99.1%
 Co-Chairman and Co-President of
 the Company;
 Chairman of Ackerley Corporate
 Giving (Company's charitable
 activities);
 Company Director since 1995

Deborah L. Bevier, 47.............         278        *            -0-       *
 Chairman and Chief Executive
 Officer of Laird Norton Trust
 Company
 (personal investment and trust
 services);
 Company Director since 1998(4)

M. Ian G. Gilchrist, 49...........         278        *            -0-       *
 Managing Director (May 1995-
 present), Salomon Smith Barney
 (formerly Salomon Brothers,
 Inc.);
 Managing Director (February 1992-
 May 1995), CS First Boston
 Corporation (investment banking -
 media/telecommunications);
 Company Director since 1995

Michel C. Thielen, 64.............       3,965        *            -0-       *
 Chairman of the Board and
 President, Thielen & Associates
 (advertising agency); President,
 Executive Wings, Inc. (airport
 operations company);
 Company Director since 1979

Christopher H. Ackerley, 29.......      22,728        *         12,618       *
 Executive Vice President,
 Operations and Development, of
 the Company (5)

Denis M. Curley, 51...............      58,423(6)     *            -0-       *
 Co-President and Chief Financial
 Officer, Treasurer and Secretary
 of the Company

Keith W. Ritzmann, 46.............      11,854        *            200       *
 Senior Vice President and Chief
 Information Officer,
 Controller and Assistant
 Secretary of the Company

Gabelli Funds, Inc................   3,392,200      16.5%          -0-       *
 One Corporate Center
 Rye, NY 10580-1434

All Directors and Executive
 Officers as a group (8 persons)..   9,991,569      48.6%   10,967,517     99.2%

-------
(1) Unless otherwise indicated, represents shares over which each nominee exercises sole voting or investment power.
(2) Barry A. Ackerley and Gail A. Ackerley are husband and wife. Includes 7,264 shares of Common Stock and 264 shares of Class B Common Stock held by Gail A. Ackerley, of which Mr. Ackerley disclaims beneficial ownership.
(3) Barry A. Ackerley and Gail A. Ackerley are husband and wife. The amount shown includes 9,886,779 shares of Common Stock and 10,954,435 shares of Class B Common Stock held by Barry A. Ackerley, of which Ms. Ackerley disclaims beneficial ownership.
(4) Ms. Bevier was elected as a director on December 1, 1998 to fill the vacancy created by the resignation of Richard P. Cooley.
(5) Christopher H. Ackerley was elected Vice President for Marketing and Development on May 1, 1998. He was elected Executive Vice President, Operations and Development on December 28, 1998.
(6) Includes 1,095 shares of Common Stock held by Mr. Curley's daughter, of which Mr. Curley disclaims beneficial ownership.
(*) Indicates amounts equal to less than 1% of the outstanding shares.

Section 16(a) - Beneficial Ownership Compliance

  Our directors and executive officers, and persons holding more than ten percent (10%) of our outstanding Common Stock and Class B Common Stock, are required to report their share ownership to the Securities and Exchange Commission. In general, those parties must report their share ownership (i) when they become directors, executive officers or ten percent shareholders, and (ii) whenever they engage in transactions involving our Common Stock and Class B Common Stock.

  Federal securities laws impose strict deadlines for filing such reports. In addition, we are required to disclose, in this Proxy Statement, any failure by our directors and executive officers to file reports in accordance with deadlines.

  Based upon the written representations of our directors and executive officers, and copies of the reports that they have filed with the Securities and Exchange Commission, we have determined that our directors and executive officers have timely filed all of the reports that they were required to file during 1997, with the following exceptions: Barry A. Ackerley and Gail A. Ackerley inadvertently reported late an open market sale of 100,000 shares of Common Stock effected on February 3, 1998. The report, which was due on March 10, 1998, was reported on June 5, 1998.

                          Employees Stock Option Plan

  From time to time, we issue stock options to certain employees eligible to receive such options pursuant to the Employees Stock Option Plan. The plan initially was approved by our Board of Directors and our stockholders in 1983. In 1994, the plan was amended, with the approval of the shareholders, to, among other things, extend the plan's term and to increase the number of shares available for stock option grants. A total of 1,000,000 shares (which reflects adjustment for stock splits) of Common Stock have been authorized and reserved for issuance under the plan. The terms of all options granted under the plan, other than options granted to a 10% shareholder, may not exceed ten years.

  The plan allows us to grant both "incentive stock options" and "nonqualified stock options" to our employees, including our corporate officers. "Incentive stock options" are options which, as required by Section 422 of the Internal Revenue Code of 1986, as amended, must have exercise prices equal to or greater than the fair market value of the Common Stock on the date the options are granted. The exercise price of any incentive stock options granted to employees who own more than 10% of the voting rights of our outstanding capital stock, however, must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years.

  Nonqualified stock options are not subject to the special exercise price restriction imposed upon incentive stock options by the Internal Revenue Code. The exercise price of all nonqualified stock options granted under the Plan is determined by our Board of Directors in its sole discretion.

  Our Board of Directors administers the plan, and determines employees who are granted options and the terms of those options (including the term of the option, exercise price, number of shares subject to the option and the exercisability of the option). Options cannot be transferred other than by will or the laws of descent and distribution. Only the holder can exercise the options granted to him or her during his or her lifetime.

  Generally, options vest and become exercisable five years from the date of grant and terminate ten years from the date of grant. Options may terminate earlier, however, if the holder's employment is terminated. If we merge with another corporation, or if we sell substantially all of our assets, then (i) each option outstanding at that time must be assumed by the surviving corporation, (ii) an equivalent substitute option must be provided by the surviving corporation, or (iii) our Board of Directors may take other action, including authorizing unvested options to become exercisable at an earlier time.

  As of December 31, 1998, we had options to purchase an aggregate of 260,000 shares of Common Stock outstanding at a weighted average exercise price of $5.69 per share, and 230,250 shares of Common Stock were available for future grants under the plan. During 1998, stock options for 60,600 shares of Common Stock were exercised.

                           Stock Purchase Agreements

  In 1981, we entered into various Stock Purchase Agreements with several key employees. Under the Stock Purchase Agreements, we became obligated to sell shares of our Common Stock and Class B Common Stock to various parties at a price per share equal to the fair market value of the stock when the agreements were executed.

  In 1989, we entered into amendments to some of the Stock Purchase Agreements. Under those agreements, as amended, the holders may purchase shares at any time within ten years from the date of the amendment. The holders can purchase the shares with funds which have been credited to escrow accounts, which are subject to certain earlier termination provisions.

  Under certain circumstances, we may have a right of first refusal on the sale of any shares of Common Stock and Class B Common Stock acquired pursuant to the Stock Purchase Agreements. In connection with the Class B Common Stock dividend in June 1987, we amended the Stock Purchase Agreements to provide for the distribution of one share of Class B Common Stock at no extra cost to the holder for each share of Common Stock subject to the Stock Purchase Agreement at the time such Common Stock is purchased.

  As of December 31, 1998, there was an aggregate of 37,500 shares of Common Stock and an equal number of shares of Class B Common Stock subject to Stock Purchase Agreements, at a weighted average purchase price per share of $2.00 per share of Common Stock. During 1998, rights to purchase 15,000 shares of both Common Stock and Class B Common Stock under the Stock Purchase Agreement were exercised. No executive officers hold outstanding Stock Purchase Agreements.

                          Savings and Retirement Plan

  In 1978, we adopted our Savings and Retirement Plan. The Savings and Retirement Plan was amended, effective January 1, 1985, to convert it to a plan qualified under Section 401(k) of the Internal Revenue Code, as amended.

  All employees who have served at least three months as of the beginning of a calendar quarter, including employees of our subsidiaries who are not covered by a collective bargaining agreement, may participate in the plan. We may waive the exclusion of employees subject to collective bargaining agreements in individual cases. As of December 31, 1998, all of our subsidiaries were participating in the plan.

  The plan allows participating employees to contribute from 1% to 15% of their compensation, up to a limit imposed by the Internal Revenue Code. We match participating employees' contributions up to 4% of their compensation and may also make an additional voluntary contribution to the plan.

  Our obligation to provide matching contributions vests over a period of 5 years. An employee vests a portion of our matching contributions after completion of 3 years of service. Once an employee has completed 5 years of service, 100% of our matching contributions are vested. We may be obligated to contribute 100% before an employee completes 5 years of service if he or she turns 65, becomes totally disabled or dies.

  All amounts contributed by an employee, and those portions of the amounts contributed by us that have vested, are payable in a single lump sum or a qualified joint and survivor annuity upon retirement, total disability, death or termination of employment. The amounts that we contributed on behalf of our Named Executives during 1998 is disclosed in the Summary Compensation Table under the column entitled "All Other Compensation."

                Certain Relationships and Related Transactions

Family Relationships

  During 1998, we employed William N. Ackerley and Christopher H. Ackerley, both of whom are the children of Barry A. Ackerley and Gail A. Ackerley. William N. Ackerley served as our Co-President and Chief Operating Officer until his resignation on May 1, 1998. In connection with his resignation, the Company agreed to pay him a severance payment of $600,000, which was equal to two times his current annual salary then in effect, in equal monthly installments over a two-year period. In addition, the Company agreed to amend stock option agreements previously entered into with William N. Ackerley to provide that any unexercised options outstanding thereunder will not be terminated or otherwise adversely affected by his resignation. Details regarding his past compensation, stock ownership, and related matters are set forth above under "Executive Officers - Compensation."

  Christopher H. Ackerley was elected Vice President on May 1, 1998, and Executive Vice President on December 28, 1998. Details regarding his compensation, stock ownership, and related matters are set forth above.

Advances

  From time to time we have advanced funds to certain executive officers for their personal use. Interest on that indebtedness accrues at the same rate as that charged to us on our senior bank debt, which is presently 7.5%.

  Since January 1, 1996, the highest aggregate amount of such loans to Barry
A. Ackerley was $2,062,340. At December 31, 1998, 1997 and 1996, the aggregate outstanding principal amounts of such loans were $2,062,340, $1,025,000, and $-0-, respectively. In January 1999, we advanced $375,000 to Denis M. Curley.

                Relationship with Independent Public Accountant

  The firm of Ernst & Young LLP performed the audit of our consolidated financial statements for the year ended December 31, 1998. The Board of Directors has appointed Ernst & Young LLP as our independent auditors for the current year. Shareholders are not required to take action on this selection. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given the opportunity to present a statement if they so desire and will be available to respond to appropriate questions.

                 Information Concerning Shareholder Proposals

  Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders scheduled to be held on May 1, 2000 must be received for inclusion in the Proxy Statement and form of proxy relating to that meeting by December 9, 1999. In any case, proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders will be considered untimely if we do not receive notice of such proposals by February 22, 2000.

                                          By Order of the Board of Directors

                                          /s/ Denis M. Curley

Seattle, Washington                       Denis M. Curley
April 8, 1999                             Co-President and Chief Financial
                                          Officer,
                                          Treasurer and Secretary


                            YOUR VOTE IS IMPORTANT

  We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Shareholders Meeting in person. If you do attend the Annual Shareholders Meeting, you may then withdraw your proxy. Any person giving a proxy may revoke it prior to its exercise.

                           . FOLD AND DETACH HERE .
--------------------------------------------------------------------------------

                                   P R O X Y

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           THE ACKERLEY GROUP, INC.
                      PLEASE SIGN AND RETURN IMMEDIATELY

The undersigned hereby appoints Keith W. Ritzmann and Carmen L. Smith, and each of them (with full power to act alone), proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of the voting common stock (including Common Stock and Class B Common Stock) of The Ackerley Group, Inc., Seattle, Washington ("Company") standing in my name as of March 25, 1999, at the Annual Shareholders Meeting to be held at The Rainier Club, 820 Fourth Avenue, Seattle, Washington, on Tuesday, May 11, 1999, at 9:00 a.m. Pacific Daylight Savings Time, or at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

1. ELECTION OF DIRECTORS: In the election of a new Board of Directors, I direct that my Shares be voted as follows:

   [_] FOR all of the nominees listed below (except for those nominees listed in the following space):____________________________________________________

   [_] AGAINST the nominees listed below.

   [_] ABSTAIN from voting my shares for all nominees.

          Barry A. Ackerley -- Gail A. Ackerley -- Deborah L. Bevier
                   M. Ian G. Gilchrist -- Michel C. Thielen

2. AMENDMENT TO EMPLOYEES STOCK OPTION PLAN. I direct that my shares be voted as follows respecting the amendment increasing the amount of shares of Common Stock authorized to be issued under the Company's Employees Stock Option
   Plan:

   [_] FOR the amendment to the Employees Stock Option Plan

   [_] AGAINST the amendment to the Employees Stock Option Plan

   [_] ABSTAIN from voting my shares for the amendment to the Employees Stock
       Option Plan

3. WHATEVER OTHER BUSINESS may properly be brought before the meeting or any adjournment thereof.

                           . FOLD AND DETACH HERE .
--------------------------------------------------------------------------------

================================================================================

                            YOUR VOTE IS IMPORTANT

We urge you to sign and return this proxy as promptly as possible, whether or not you plan to attend the Annual Shareholders Meeting in person. If you do attend the Annual Shareholders Meeting, you may then withdraw your proxy. Any person giving a proxy may revoke it prior to its exercise.

================================================================================

We are aware of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of the management.

                                              PLEASE SIGN AND DATE HERE:

                                     Dated: ______________________________, 1999
                                     ___________________________________________
                                     ___________________________________________
                                     When signing as attorney, executor,
                                     administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners must sign.